First Investors Management Company, Inc.

95 Wall Street

New York, New York 10005

___________________________________

March 16, 2007

Dear Shareholder:

We are pleased to enclose the Proxy Statement for the special meeting of shareholders of the First Investors All-Cap Growth Fund, a series of the First Investors Equity Funds, (the “Fund”) to be held on April 26, 2007.

The purpose of the meeting is to obtain the approval of shareholders for a proposal for the Fund and its investment adviser, First Investors Management Company, Inc. (“FIMCO”), to enter into a subadvisory agreement with Smith Asset Management Group, LP (the “Smith Group”) under which it will become the new subadviser of the Fund, replacing Wellington Management Company, LLP.  FIMCO believes that the change of subadvisers will benefit shareholders for two reasons.  First, the Smith Group guarantees a level of capacity for growth in the size of the Fund that FIMCO considers to be desirable for the future needs of the Fund.    Second, the Smith Group’s management style provides the potential for better and more consistent investment returns for the shareholders of the Fund over the long-term.    There is, of course, no assurance that the Smith Group’s investment strateg y will lead to better returns or that the Fund’s assets will in fact grow under the Smith Group’s management.

The Board of the Fund has unanimously approved the proposal and recommends that shareholders approve it as well.  There will be no increase in the advisory fee paid by the Fund. The Smith Group’s subadvisory fee will be paid by FIMCO, and not by the Fund.

The Smith Group is a well-regarded investment management firm with extensive experience in investing in multi-cap growth stocks.  As of December 31, 2006, the Smith Group held investment management authority with respect to approximately $5 billion in assets.  Of that amount, the Smith Group acted as investment adviser or subadviser to registered investment companies with net assets of approximately $500 million.

If the agreement with the Smith Group is approved by shareholders, the Smith Group will make some changes that we believe will be beneficial to shareholders.  These changes (which are discussed in the enclosed materials) include a different stock selection process.

Please read the enclosed materials carefully and vote your shares today by signing and returning the enclosed proxy card.  By doing so, you will help the Fund avoid the costs of additional mailings.

Sincerely,

Kathryn S. Head

President of the First Investors Equity Funds

FIRST INVESTORS ALL-CAP GROWTH FUND

(a series of First Investors Equity Funds)

95 Wall Street
New York, New York 10005

________________

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

April 26, 2007

To the Shareholders:

NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders (“Meeting”) of the First Investors All-Cap Growth Fund (“Fund”), a series of First Investors Equity Funds (“Trust”), will be held on April 26, 2007, at 95 Wall Street, New York, New York 10005, at 10:00 a.m., Eastern time, for the following purposes:

1.

To approve or disapprove a Subadvisory Agreement among the Trust, First Investors Management Company, Inc. and Smith Asset Management Group, LP.

Shareholders of record as of the close of business on February 28, 2007, are entitled to notice of and to vote at, the Meeting or any adjournment thereof.

Please execute and return promptly in the enclosed envelope the accompanying proxy card, which is being solicited by the Trust’s Board of Trustees.  Returning your proxy promptly is important to ensure a quorum at the Meeting and to avoid the costs of additional proxy mailings.  You may revoke your proxy at any time before it is exercised by the subsequent execution and submission of a revised proxy, by giving written notice of revocation to the Fund at any time before the proxy is exercised, or by voting in person at the Meeting.

By Order of the Board of Trustees,

___________________________

/s/ Carol Lerner Brown

Assistant Secretary

March 16, 2007

95 Wall Street

New York, New York 10005

FIRST INVESTORS ALL-CAP GROWTH FUND

(a series of First Investors Equity Funds)

First Investors Corporation
95 Wall Street
New York, New York 10005

______________________________

PROXY STATEMENT

______________________________

SPECIAL MEETING OF SHAREHOLDERS

April 26, 2007

This Proxy Statement and the accompanying proxy card are being furnished to the shareholders of the First Investors All-Cap Growth Fund, a series of First Investors Equity Funds (“Trust”), in connection with the solicitation of proxies made by, and on behalf of, the Trust’s Board of Trustees (“Board”) to be used at the Special Meeting of Shareholders to be held on April 26, 2007 at the principal executive office of the Trust, 95 Wall Street, New York, New York 10005 at 10:00 a.m. Eastern Time.  The First Investors All-Cap Growth Fund may be referred to as the “Fund” and the Special Meeting and any adjournments thereof are referred to collectively as the “Meeting.”   This Proxy Statement and the accompanying proxy card are being mailed to shareholders on or about March 16, 2007.

The presence, in person or by proxy, of Fund shareholders entitled to cast one-third of all outstanding shares entitled to vote at the Meeting will constitute a quorum.  In the absence of a quorum or in the event that a quorum is present at the Meeting but votes sufficient to approve the proposal are not received, the persons named as proxies may propose one or more adjournments of the Meeting to permit further solicitation of proxies.  Any lesser number shall be sufficient for an adjournment.  Any adjourned session may be held within a reasonable time without further notice.  The persons named as proxies will vote those proxies that they are entitled to vote “FOR” the proposal in favor of such an adjournment and will vote those proxies required to be voted “AGAINST” the proposal against such adjournment.

Shareholders of record as of the close of business on February 28, 2007 (“Record Date”) are entitled to vote at the Meeting.  On the Record Date, the First Investors All-Cap Growth Fund had [__________] shares issued and outstanding, consisting of _______ Class A shares and ____ Class B shares.

All properly executed and unrevoked proxies received in time for the Meeting will be voted as instructed by shareholders.  Approval of the proposal requires the affirmative vote of a majority of the outstanding voting securities of the Fund as defined in the Investment Company Act of 1940 (the “1940 Act”).  This means the affirmative vote of the lesser of (1) more than 50% of the outstanding voting securities of the Fund or (2) 67% or more of the voting securities of the Fund present at that meeting if more than 50% of the outstanding voting securities of the Fund are present in person or by proxy at the Meeting.  The shares of the Fund will be counted using dollar-based voting.  This means that each shareholder of the Fund will be entitled to one vote for each dollar of the Fund’s net asset value, and each fractional dollar amount will be entitled to a proportionate fractional vote on the Record Date.

If you execute your proxy but give no voting instructions, your shares that are represented by proxies will be voted “FOR” the Proposed Agreement and “FOR” or “AGAINST” any other business that may properly arise at the Meeting, in the proxies’ discretion.  Any person giving a proxy has the power to revoke it at any time prior to its exercise by executing a superseding proxy or by submitting a written notice of revocation to the Secretary of the Trust (“Secretary”).  To be effective, such revocation must be received by the Secretary prior to the Meeting and must indicate the shareholder’s name and account number.  In addition, although mere attendance at the Meeting will not revoke a proxy, a shareholder present at the Meeting may withdraw his or her proxy by voting in person.

Except as set forth in Appendix A, as of the Record Date, the Fund does not know of any person who owns beneficially or of record more than 5% of the shares of the Fund.  As of that same date, the Board, as a group, owned less than 1% of the Fund’s outstanding shares.

The solicitation of proxies, the cost of which will be split equally by the Fund and First Investors Management Company, Inc., the Fund’s adviser (“FIMCO”), will be made by mail.   The Fund’s officers, and those employees of FIMCO who assist in the proxy solicitation, will not receive any additional or special compensation for any such efforts.  The Fund will request broker-dealer firms, custodians, nominees and fiduciaries to forward proxy materials to the beneficial owners of the shares held of record by such persons.  The Fund may reimburse such broker-dealer firms, custodians, nominees and fiduciaries for their reasonable expenses incurred in connection with such proxy solicitation.

Copies of the Fund’s most recent prospectus dated January 31, 2007 and annual and semi-annual reports, including financial statements, have previously been delivered to shareholders.  Shareholders may request copies of the Fund’s annual and semi-annual reports, without charge, by writing Administrative Data Management Corp., Raritan Plaza 1, NJ 08837, or by calling 1-800-423-4026.

INTRODUCTION

On February 15, 2007, the Board approved, subject to shareholder approval, a Subadvisory Agreement (“Proposed Agreement”) among the Trust, FIMCO, and Smith Asset Management Group, LP (the “Smith Group”).  Subject to shareholder approval, the Smith Group will replace the Fund’s current subadviser, Wellington Management Company, LLP (“Wellington”).  Under the Proposed Agreement, the Smith Group will assume from Wellington responsibility for the day-to-day management of the investments of the Fund.    The Fund’s adviser, FIMCO, will continue to be responsible for the oversight of the Fund’s activities and the monitoring of its performance.  FIMCO, and not the Fund, will also continue to be responsible for paying the subadvisory fees.

The Smith Group is a registered investment adviser under the Investment Advisers Act of 1940 that provides investment services to a diverse list of clients including public funds, endowments, foundations, corporate pension and multi-employer plans. The Smith Group manages approximately $5 billion and has extensive experience in managing accounts investing in multi-cap growth stocks.

If shareholders approve the Proposed Agreement with the Smith Group, the Smith Group will utilize a different stock selection process than Wellington.  Wellington divides the All-Cap Growth Fund’s assets into three market capitalization (“market cap”) subportfolios – large, mid and small – and then uses a “bottom-up” process to invest in fast growing companies within each of the subportfolios.  The Smith Group, on the other hand, begins with a general market cap universe that includes each of the three market cap ranges and then uses risk control and valuation screens to identify companies that it believes have the best potential for earnings growth and the lowest risk of negative earnings surprises.  The Smith Group then uses fundamental research to select approximately 40 stocks from the list that it believes have the best growth and risk char acteristics.  While the Smith Group does not dedicate any portion of the Fund’s assets to be invested in small- or mid-cap stocks, it will generally include such stocks within the portfolio.  Once it has assembled the portfolio of stocks, the Smith Group continues to monitor these stocks for potential positive and negative earnings surprises.  The Smith Group uses a strict sell discipline under which stocks are sold if there are signs of deteriorating growth, such as a decline in earnings quality.  All subsequent trading done by the Smith Group is initiated by a strict sell discipline.  In other words, it generally does not buy any new stock unless it has decided to eliminate a stock currently held in the portfolio.

FIMCO proposed retaining the Smith Group to become the Fund’s subadviser for two main reasons.  First, the Smith Group guaranteed a level of capacity for growth in the Fund’s assets that FIMCO considers desirable for the future needs of the Fund.  Shareholders may have the opportunity to benefit from lower expense ratios if the Fund’s assets grow sufficiently under the Smith Group’s management.  Second, FIMCO believes that the change in investment strategy will provide the potential for better and more consistent investment returns for the shareholders of the Fund over the long-term. There is, of course, no assurance that the Smith Group’s investment strategy will lead to better returns or that the Fund will in fact grow under the Smith Group’s management.    The principal risks of investing in the Fund, which are disclosed in the Fund ’s current prospectus will remain the same, – that is, the general risks of investing in growth stocks and the additional risks of investing in small and mid-cap stocks.  However, FIMCO regards Smith Group’s investment style as somewhat less aggressive than that used by Wellington because of the Smith Group’s focus on screening out stocks that have the potential of negative earnings surprises, and its strict sell discipline.

The Board recommends that the Fund’s shareholders approve the Proposed Agreement with the Smith Group.  If shareholders approve the Proposed Agreement with the Smith Group, the current agreement with Wellington will be terminated.

PROPOSAL 1:  To Approve or Disapprove a Subadvisory Agreement Among the Trust, FIMCO and the Smith Group.

FIMCO proposed to the Board, and the Board approved at its meeting on February 15, 2007, the Proposed Agreement among the Trust, FIMCO and the Smith Group.

Smith Asset Management Group, LP

The principal office of the Smith Group is located at 100 Crescent Court, Suite 1150, Dallas, Texas 75201.  Further information regarding the Smith Group is set forth in Appendix B.

Proposed Subadvisory Agreement

Under the Proposed Agreement, the Smith Group would be responsible, subject to the supervision of the Board and FIMCO, for the investment management of the assets of the Fund, including the selection of the Fund’s investments and the broker-dealers that will execute transactions for the Fund.  The Proposed Agreement recognizes that the Smith Group, under certain circumstances, may direct brokerage to broker-dealers who charge higher commissions if in its judgment the commissions are reasonable in relation to the value of the research, analysis, advice or similar services provided by such broker-dealer.  The Proposed Agreement also provides that the Smith Group will maintain certain books and records required to be maintained by it pursuant to the 1940 Act and the rules and regulations promulgated thereunder with respect to transactions that the Smith Group effects on behalf of th e Fund, and will furnish the Board and FIMCO with such periodic and special reports as the Board or FIMCO may reasonably request.

The Proposed Agreement provides that the Smith Group will not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund, its shareholders, the Trust or FIMCO in connection with the matters to which the Subadvisory Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on the part of the Smith Group in the performance of its duties or from reckless disregard by it of its obligations and duties under the Agreement.  A form of Proposed Agreement is set forth in Appendix C.  The following discussion is qualified in its entirety by reference to the Proposed Agreement in Appendix C.

The Proposed Agreement provides that the Fund, by the vote of a majority of the Board or a majority of its outstanding voting securities, may terminate the agreement, without penalty, on not more than 60 days’ nor less than 30 days’ written notice to the Smith Group and the Smith Group may terminate the Proposed Agreement, without penalty, on not more than 60 days’ nor less than 30 days’ written notice to FIMCO.  In addition, the Proposed Agreement is automatically terminable upon assignment.

Under the Proposed Agreement, for the services performed and the expenses assumed, the Smith Group would receive a subadvisory fee from FIMCO (and not from the Fund), computed in the following manner:  0.40% per annum on the first $50 million in managed assets; 0.30% per annum on the next $200 million in managed assets; and 0.25% per annum on all balances over $250 million in managed assets.

If approved by the Fund’s shareholders, the Proposed Agreement will become effective on the date of approval, or shortly thereafter, and will remain in effect for an initial two-year term.  Thereafter, the Proposed Agreement will continue in effect if it is approved at least annually by a vote of the Fund’s shareholders or by the Board, provided that, in either event, continuance is approved by the vote of a majority of the Independent Trustees, which vote must be cast in person at a meeting called for the purpose of voting on such approval.

The Proposed Agreement with the Smith Group is substantially identical to the current agreement with Wellington except that the fee payable to the Smith Group is lower than the fee payable to Wellington.  The current agreement with Wellington is dated January 27, 2006 as amended on September 25, 2006.  It was last submitted to shareholders for approval on January 27, 2006.  Under the current agreement, Wellington receives a fee from FIMCO according to the following schedule: 0.45% up to $50 million and 0.40% over $50 million.  The aggregate amount of the fee paid to Wellington by FIMCO for the fiscal year ended December 31, 2006 was $702,187.00.  The current agreement among FIMCO, Wellington and the First Investors Equity Funds with respect to the Fund was renewed by the Fund’s Board at its meeting on May 18, 2006 and amended on September 25, 2006 to reflect an inc rease in the subadvisory fee payable by FIMCO to Wellington.

Evaluation by the Board

The Board considered several factors when evaluating the Smith Group and in approving the Proposed Agreement and recommending its approval to shareholders, including the Smith Group’s experience in managing multi-cap growth stocks, the past performance of accounts managed by the Smith Group with a similar investment mandate, its overall capabilities to perform the services under the Proposed Agreement and its willingness to perform those services for the Fund.  A discussion of the factors relating to the Board’s approval of the Smith Group and the Proposed Agreement and subadvisory fee to be paid by FIMCO to the Smith Group follows.

1)

Nature, extent, and quality of the services to be provided by the Smith Group.  The Board considered the Smith Group’s investment process as well as the background and experience of the portfolio management team in implementing a multi-cap growth strategy.  In addition, the Board considered the differences between the Smith Group’s investment strategy compared to that of the current subadviser to the Fund.  The Board also took into consideration FIMCO’s belief that the Smith Group’s approach to investing in multi-cap growth stocks may increase the potential for positive returns for Fund shareholders.  The Board also considered that the Smith Group guaranteed a level of capacity for asset growth of the Fund that FIMCO considers to be desirable for the future needs of the Fund.  In addition, the Board considered the Smith Group’s investment resources, infrastruct ure and the adequacy of its compliance program.   Based on this information, the Board concluded that the nature, extent and quality of the subadvisory services to be provided by the Smith Group were appropriate for the Fund in light of its investment objective, and, thus, supported a decision to approve the Proposed Agreement.

2)

Performance of the Smith Group. The Board evaluated the Smith Group’s historical investment performance record in managing assets utilizing a multi-cap growth mandate.  In this regard, the Board evaluated the performance of the Smith Group Large Cap Core/Growth Composite with the performance of the S&P 500 Index and the average performance of the Lipper Multi-Cap Growth peer group for the period January 1, 2001 to December 31, 2006 and the performance of the Russell 3000 Growth Index over various time periods ending December 31, 2006.  The Board noted that the performance of the Smith Group Large Cap Core/Growth Composite was better than the performance of the S&P 500 Index and the Lipper Multi-Cap Growth peer group for most of the periods presented and was better than the performance of the Russell 3000 Growth Index for all of the periods presented.  The Trustees concluded that the historical investment performance record of the Smith Group supported approval of the Proposed Agreement.

3)

Sub-Advisory Fees. In evaluating the Proposed Agreement, the Board reviewed the Smith Group’s proposed subadvisory fee schedule.  The Board considered that the Smith Group represented to FIMCO that the fee to be paid by FIMCO under the Proposed Agreement is lower than the fee the Smith Group charges to the other accounts it manages with a similar investment mandate.  The Board noted that the proposed subadvisory fee to be paid to the Smith Group is lower than the fee currently charged by Wellington.  The Trustees concluded that the Smith Group’s subadvisory fees under the Proposed Agreement appeared to be within a reasonable range for the services to be provided to the Fund.   The Board also noted that there would be an economic benefit to FIMCO because the fee to be paid by FIMCO to the Smith Group under the Proposed Agreement is lower than the fee currently charged by Welli ngton.

4)

Costs of the services to be provided and profits to be realized by the Smith Group and its affiliates from the relationship with the Fund. Since the subadvisory relationship with the Smith Group is new, the Board did not consider the costs of the services to be provided and profits to be realized by the Smith Group and its affiliates from the relationship with the Fund.

5)

Extent to which economies of scale would be realized as the Fund grows and whether fee levels reflect these economies of scale for the benefit of Fund investors.  The Board considered that the fees to be paid to the Smith Group under the Proposed Agreement are to be paid by FIMCO and not the Fund, and noted that FIMCO negotiated “breakpoints” in the Smith Group’s fees based on the levels of assets in the Fund.  The Board also considered that the investment management agreement fee schedule with FIMCO for the Fund includes breakpoints so that when assets of the Fund grow, management economies of scale may be shared for the benefit of shareholders.

6)

Benefits to be derived by the Smith Group from the relationship with the Fund.  The Board considered the “fall-out” or ancillary benefits that may accrue to the Smith Group as a result of the subadvisory relationship with the Fund, including greater exposure in the marketplace with respect to the subadviser’s investment process, expanding the level of assets under management by the Smith Group and potentially increased opportunities for soft dollar arrangements.  With regard to these arrangements, the Board noted that the Smith Group may direct the Fund’s brokerage transactions to certain brokers to obtain research and other services, which may be used in servicing other clients of the Smith Group.  However, the Board noted that the Smith Group must select brokers based on the Fund’s requirements for seeking best execution.  After review of this information, the Tru stees concluded that the potential benefits accruing to the Smith Group by virtue of its relationship with the Fund are fair and reasonable.

The Board did not identify any single factor as being of paramount importance.  In summary, based on the various considerations described above, the Trustees, including a majority of the Independent Trustees, concluded that the proposed subadvisory fee is reasonable and that the approval of the Proposed Agreement is in the best interests of the Fund and its shareholders, and as a result approved the Proposed Agreement.  The Board of Trustees recommends that the Fund’s shareholders approve the Proposed Agreement.

Required Vote

Approval of Proposal 1 requires the affirmative vote of a majority of the outstanding voting securities of the Fund as defined in the 1940 Act.

THE BOARD RECOMMENDS THAT SHAREHOLDERS

VOTE “FOR” PROPOSAL 1

____________________________

OTHER INFORMATION

Shareholder Proposals.  As a general matter, the Fund does not hold regular annual or other regular meetings of shareholders.  Any shareholder who wishes to submit proposals to be considered at a special meeting of the Fund’s shareholders should send such proposals to the Fund at 95 Wall Street, New York, New York 10005. Proposals must be received within a reasonable period of time before the Fund begins to print and mail its proxy materials. Moreover, inclusion of such proposals is subject to limitations under the federal securities laws.  Persons named as proxies for any subsequent shareholders’ meeting will vote in their discretion with respect to proposals submitted on an untimely basis.

Other Business.  The Fund’s management knows of no other business to be presented to the Meeting other than the matters set forth in this Proxy Statement, but should any other matter requiring a vote of the Fund’s shareholders arise, the proxies will vote thereon according to their best judgment in the interests of the Fund.

APPENDIX A

The following shareholders are shown on the First Investors All-Cap Growth Fund’s records as owning more than 5% of its shares:

First Investors All-Cap Growth Fund

Name and Address	Number and Percentage of Shares Beneficially Owned as of February 28, 2007

APPENDIX B

The following is a list of the principal executive officers and directors of Smith Asset Management Group, LP.  The address of each officer and director listed below is 100 Crescent Court, Suite 1150, Dallas, Texas  75201.

Name	Principal Occupation
Stephen S. Smith	Chief Executive Officer, Chief Investment Officer, Portfolio Manager

John D. Brim	Chief Financial/Operations Officer, Portfolio Manager
Blake H. Estess	Chief Compliance Officer

SAMG Partners, LP	General Partner

APPENDIX C

FIRST INVESTORS  EQUITY FUNDS

SUBADVISORY AGREEMENT

Agreement made as of the ___ day of [_________], 2007, by and among FIRST INVESTORS MANAGEMENT COMPANY, INC., a New York corporation (the "Adviser"), SMITH ASSET MANAGEMENT GROUP, LP, a Delaware limited partnership (the "Subadviser"), and FIRST INVESTORS EQUITY FUNDS (the “Trust”), a Delaware statutory trust.

W I T N E S S E T H:

WHEREAS, the Adviser has entered into an Investment Advisory Agreement dated January 27th, 2006 (the "Advisory Agreement") with the Trust, pursuant to which the Adviser acts as investment adviser of each Series of each Trust (the “Series”); and

WHEREAS, the Adviser and the Trust desire to retain the Subadviser to provide investment advisory services to First Investors All-Cap Growth Fund, a series of the Trust, and the Subadviser is willing to render such investment advisory services (hereinafter, “Series” shall refer to the Series of the Trust which is subject to this Agreement).

NOW, THEREFORE, the parties, intending to be legally bound, agree as follows:

1.

Subadviser's Duties.

(a)

Portfolio Management.  Subject to supervision by the Adviser and the Trust’s Board of Trustees, the Subadviser shall manage the investment operations and such portion of the assets of the Series that is allocated to it by the Adviser, in accordance with the Series’ investment objectives, policies and restrictions, and subject to the following understandings:

(i)

Investment Decisions.  The Subadviser shall determine from time to time what investments and securities will be purchased, retained, sold or loaned by the Series, and what portion of such assets will be invested or held uninvested as cash.

(ii)

Investment Limits.  In the performance of its duties and obligations under this Agreement, the Subadviser shall act in conformity with applicable limits and requirements, as amended from time to time, as set forth in (A) the Trust’s Declaration of Trust, as amended and restated from time to time, By-Laws, and the Prospectus and Statement of Additional Information applicable to the Series, (B) instructions and directions of the Adviser and of the Board of Trustees of the Trust, and (C) requirements of the 1940 Act, the Internal Revenue Code of 1986, as amended, as applicable to the Series, and all other applicable federal and state laws and regulations.

(iii)

Portfolio Transactions.  With respect to the securities and other investments to be purchased or sold for the Series, the Subadviser shall place orders with or through such persons, brokers, dealers or futures commission merchants selected by the Subadviser, provided, however, that such orders shall (A) be consistent with the brokerage policy set forth in the Prospectus and Statement of Additional Information applicable to the Series, or approved by the Trust’s Board of Trustees, (B) conform with federal securities laws, and (C) be consistent with securing the most favorable price and efficient execution.  Within the framework of this policy, the Subadviser may consider the research, investment information and other services provided by, and the financial responsibility of, brokers, dealers or futures commission merchants who may effect, or be a party to, any such transaction or other transactions t o which the Subadviser's other clients may be a party.

On occasions when the Subadviser deems the purchase or sale of a security or futures contract to be in the best interest of the Series as well as other clients of the Subadviser, the Subadviser, to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities or futures contracts to be sold or purchased in order to obtain the most favorable price or lower brokerage commissions and efficient execution.  In such event, allocation of the securities or futures contracts so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Subadviser in the manner the Subadviser considers to be the most equitable and consistent with its fiduciary obligations to the Trust and to such other clients.

(iv)

Records and Reports.  The Subadviser shall maintain such books and records required by Rule 31a-1 under the 1940 Act as shall be agreed upon from time to time by the parties hereto, and shall render to the Trust’s Board of Trustees such periodic and special reports as the Board of Trustees of the Trust may reasonably request.

(v)

Transaction Reports.  The Subadviser shall provide the custodian of the Series on each business day with information relating to all transactions concerning the Series' assets and shall provide the Adviser with such information upon the Adviser's request.

(vi)

Trust Policies.  The Subadviser will comply with all policies and procedures of the Trust, including the portfolio holdings information policy.

(vii)

Significant Events.  The Subadviser will monitor the securities owned by the Series for potential significant events that could affect their values and notify the Trust when, in its opinion, a significant event has occurred that may not be reflected in the market values of such securities.

(b)

Subadviser's Directors, Officers and Employees.  Services to be furnished by the Subadviser under this Agreement may be furnished through any of its directors, officers or employees.  The Subadviser shall notify the other parties to this Agreement of any change in the Subadviser's management or ownership within a reasonable time after such change.

(c)

Maintenance of Records.  The Subadviser shall timely furnish to the Adviser all information relating to the Subadviser's services hereunder which are needed by the Adviser to maintain the books and records of the Series required by Rule 31a-1 under the 1940 Act.  The Subadviser agrees that all records that it maintains for the Series are the property of the Trust and the Subadviser will surrender promptly to the Trust any of such records upon the Trust’s request; provided, however, that the Subadviser may retain a copy of such records.  The Subadviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act any such records as are required to be maintained by it pursuant to paragraph 1(a) hereof.

(d)

Fidelity Bond, Errors & Omissions Policy, and Compliance Program.  The Subadviser will provide the Trust with reasonable evidence that, with respect to its activities on behalf of the Series, the Subadviser is (i) maintaining adequate fidelity bond and errors & omissions insurance, (ii) has adopted a compliance program that meets the requirements of the federal securities laws, including all required codes of ethics, and (iii) has designated a Chief Compliance Officer in accordance with the requirements of the federal securities laws.  The Subadviser shall also make such compliance reports and certifications as are required by the Trust’s compliance program.

2.

Adviser's Duties.  The Adviser shall continue to have responsibility for all other services to be provided to the Trust and the Series pursuant to the Advisory Agreement and shall oversee and review the Subadviser's performance of its duties under this Agreement.

3.

Documents Provided to the Subadviser.  The Adviser has or will deliver to the Subadviser current copies and supplements thereto of each of the following documents, and will deliver to it all future amendments and supplements, if any:

(a)

the Declaration of Trust of the Trust, as filed with the Delaware Secretary of State;

(b)

the By-Laws of the Trust;

(c)

certified resolutions of the Board of Trustees of the Trust authorizing the appointment of the Adviser and the Subadviser and approving the form of this Agreement;

(d)

the Trust's Registration Statement on Form N-1A under the 1940 Act and the Securities Act of 1933, as amended ("1933 Act"), pertaining to the Series, as filed with the Securities and Exchange Commission; and

(e)

the Prospectus and Statement of Additional Information pertaining to the Series.

4.

Compensation of the Subadviser.  For the services provided and the expenses assumed pursuant to this Agreement, the Adviser will pay to the Subadviser, effective from the date of this Agreement, a fee which is computed daily and paid monthly from the Series’ assets at the annual rates set forth in the attached Schedule A.  If this Agreement becomes effective or terminates before the end of any month, the fee for the period from the effective date to the end of the month or from the beginning of such month to the date of termination, as the case may be, shall be prorated according to the proportion that such month bears to the full month in which such effectiveness or termination occurs.

5.

Liability of the Subadviser.  The Subadviser agrees to perform faithfully the services required to be rendered to the Trust and the Series under this Agreement, but nothing herein contained shall make the Subadviser or any of its officers, partners or employees liable for any loss sustained by the Trust or its officers, Trustees or shareholders or any other person on account of the services which the Subadviser may render or fail to render under this Agreement; provided however, that nothing herein shall protect the Subadviser against liability to the Trust, or to any of the Series' shareholders, to which the Subadviser would otherwise be subject, by reason of its willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of its reckless disregard of its obligations and duties under this Agreement.  Nothing in this Agreement shall protect the Subadviser from a ny liabilities that it may have under the 1933 Act or the 1940 Act.

6.

Duration and Termination.  Unless sooner terminated as provided herein, this Agreement shall continue in effect for a period of more than two years from the date written above only so long as such continuance is specifically approved at least annually in conformity with the requirements of the 1940 Act; provided, however, that this Agreement may be terminated at any time, without the payment of any penalty, by the Board of Trustees of the Trust or by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Series, or by the Subadviser at any time, without the payment of any penalty, on not more than 60 days' nor less than 30 days' written notice to the other parties.  This Agreement shall terminate automatically in the event of its assignment (as defined in the 1940 Act) or upon the termination of the Advisory Agreement.

7.

Subadviser's Services are Not Exclusive.  Nothing in this Agreement shall limit or restrict the right of any of the Subadviser's partners, officers or employees to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any business, whether of a similar or a dissimilar nature, or limit or restrict the Subadviser's right to engage in any other business or to render services of any kind to any other corporation, firm, individual or association.

8.

References to the Subadviser.  During the term of this Agreement, the Adviser agrees to furnish to the Subadviser at its principal office all prospectuses, proxy statements, reports to shareholders, sales literature or other material prepared for distribution to sales personnel, shareholders of the Series or the public, which refer to the Subadviser or its clients in any way.

9.

Exclusivity.  The Subadviser agrees not to manage the assets of any non-affiliated third party investment company that has investment objectives and policies substantially similar to the investment objectives and policies employed by the Series, except as agreed upon in writing between the Adviser and the Subadviser, which agreement will not be unreasonably withheld by the Adviser.

10.

Amendments.  This Agreement may be amended by mutual consent, subject to approval by the Trust’s Board of Trustees and the Series' shareholders to the extent required by the 1940 Act.

11.

Governing Law.  This Agreement shall be governed by the laws of the State of New York.

12.

Entire Agreement.  This Agreement embodies the entire agreement and understanding among the parties hereto, and supersedes all prior agreements and understandings relating to the subject matter hereof.

13.

Severability.  Should any part of this Agreement be held invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.  This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors.

14.

The 1940 Act.  Where the effect of a requirement of the 1940 Act reflected in any provision of this Agreement is altered by a rule, regulation or order of the Securities and Exchange Commission, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

15.

Headings.  The headings in this Agreement are intended solely as a convenience, and are not intended to modify any other provision herein.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

Attest:	FIRST INVESTORS MANAGEMENT COMPANY, INC.

__________________________________	By:__________________________________
Carol Lerner Brown Secretary	Kathryn S. Head Chairman & President

Attest:	FIRST INVESTORS EQUITY FUNDS, on behalf of First Investors All-Cap Growth Fund

__________________________________	By: __________________________________
Carol Lerner Brown Assistant Secretary	Kathryn S. Head President

Attest:	SMITH ASSET MANAGEMENT GROUP, LP

__________________________________	By: __________________________________

SCHEDULE A

The fee paid to the Subadviser under this Agreement for managing that portion of the assets of First Investors All-Cap Growth Fund allocated to it by the Adviser shall be computed in the following manner:  0.40% per annum on the first $50 million in managed assets; 0.30% per annum on the next $200 million in managed assets; and 0.25% per annum on all balances over $250 million in managed assets.

FIRST INVESTORS EQUITY FUNDS
ALL-CAP GROWTH FUND

PROXY CARD FOR THE SPECIAL MEETING OF SHAREHOLDERS

This proxy is being solicited on behalf of the Board of Trustees of the All-Cap Growth Fund (“Fund”), a series of First Investors Equity Funds.  The undersigned appoints as proxies Ruta M. Carroll and Geeta Alphonso-Napoli, with power of substitution, to vote all the undersigned’s shares in the Fund at the Special Meeting of Shareholders to be held on April 26, 2007, at 10:00 a.m. Eastern Time at 95 Wall Street, New York, New York 10005, and any adjournment thereof (“Meeting”), with all the power the undersigned would have if personally present. The shares represented by this proxy will be voted as instructed. If you sign the proxy without marking any box, your proxy shall be deemed to grant authority to vote “FOR” the proposal specified below.  This proxy also grants discretionary power to vote upon such other business as may properly come before the Meeting.

The undersigned acknowledges receipt with this proxy card of a copy of the Notice of Special Meeting of Shareholders and the Proxy Statement.

____________________________________________

Signature (owner, trustee, custodian, etc.)

Date

____________________________________________

Additional Signature if held jointly

Date

NOTE: Please sign exactly as name appears hereon.  If shares are held in the name of joint owners, each should sign.  Attorneys-in-fact, executors, administrators, etc. should so indicate.  If the shareholder is a corporation or partnership, an authorized person must sign in full the corporate or partnership name.

--------------------------------------------------------------   Please FOLD here to return this ballot in the enclosed postage-paid envelope   ------------------------------------------------------

FIRST INVESTORS EQUITY FUNDS

ALL-CAP GROWTH FUND

		FOR	AGAINST	ABSTAIN
1	To approve a subadvisory agreement among First Investors Equity Funds, First Investors Management Company, Inc. (“FIMCO”), and Smith Asset Management Group, LP.	☐	☐	☐

YOUR VOTE IS IMPORTANT NO MATTER HOW MANY SHARES YOU OWN.

Three simple methods to vote your proxy:

Internet:

Log on to www.myproxyonline.com. Make sure to have this proxy card available when you plan to vote your shares.  You will need the control number and check digit found in the box at the right at the time you execute your vote.

CONTROL NUMBER

Touchtone Phone:	Simply dial toll-free 866-XXX-XXXX and follow the automated instructions. Please have this proxy card available at the time of the call.	CHECK DIGIT ID:

Mail:	Simply sign, date, and complete this proxy card and return it in the postage paid envelope provided.

TAGID:  ID

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